SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Section 240.14a-12

CASEY’S GENERAL STORES, INC.

(Name of Registrant as Specified In Its Charter)

[NOT APPLICABLE]

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[Not Applicable]

☐	Fee paid previously with preliminary materials.

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[Not Applicable]

August 6, 2004

To Our Shareholders:

The Annual Meeting of the shareholders of Casey’s General Stores, Inc. will be held at the Casey’s General Stores, Inc. Corporate Headquarters, One Convenience Blvd., Ankeny, Iowa, at 9:00 A.M., Iowa time, on Friday, September 17, 2004. The formal Notice of Annual Meeting and Proxy Statement, which are contained in the following pages, outline the election of directors to be considered by the shareholders at the meeting.

It is important that your shares be represented at the meeting whether or not you are personally able to attend. Accordingly, we ask that you please sign, date and return the enclosed Proxy Card promptly. If you later find that you may be present for the meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

Your copy of the Company’s Annual Report and Form 10-K for 2004 is also enclosed. Please read it carefully. It gives you a report on the Company’s operations for the fiscal year ended April 30, 2004.

We look forward to seeing you at the meeting and thank you for your continued interest in the Company.

Sincerely,

Ronald M. Lamb

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

SEPTEMBER 17, 2004

To the Shareholders of Casey’s General Stores, Inc.:

The Annual Meeting of the shareholders of Casey’s General Stores, Inc., an Iowa corporation, will be held at the Casey’s General Stores, Inc. Corporate Headquarters, One Convenience Boulevard, Ankeny, Iowa, on Friday, September 17, 2004, at 9:00 A.M., Iowa time, for the following purposes:

1. To elect nine members to the Board of Directors to serve until the next ensuing Annual Meeting of shareholders or until their successors are elected and qualified; and

2. To transact such other business as may properly come before the meeting or at any adjournment thereof.

The Board of Directors has fixed the close of business, July 28, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and at any and all adjournments thereof. A list of such holders will be open for examination by any shareholder, at the Company’s Corporate Headquarters at the address described above, beginning two business days after the date hereof and continuing through the meeting.

By Order of the Board of Directors,

John G. Harmon

Senior Vice President and Secretary

August 6, 2004

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card or voting instruction card (either, the “proxy card”) are being mailed beginning on or about August 6, 2004, to each holder of record of the Common Stock, no par value (the “Common Stock”), of Casey’s General Stores, Inc. (the “Company”) at the close of business on July 28, 2004. Proxies in the form enclosed are solicited by the Board of Directors of the Company for use at the Annual Meeting of shareholders to be held at the Casey’s General Stores, Inc. Corporate Headquarters, One Convenience Boulevard, Ankeny, Iowa 50021, at 9:00 A.M., Iowa time, on Friday, September 17, 2004.

For participants in the Casey’s General Stores, Inc. Dividend Reinvestment and Stock Purchase Plan, the proxy card represents the number of full and fractional shares in the participant’s plan account, as well as other shares registered in the participant’s name. If the proxy card is properly executed and returned, the shares represented thereby will be voted at the meeting in accordance with the shareholder’s instructions. If no instructions are given, the proxy will be voted FOR the election as directors of the nominees named herein. A person giving a proxy may revoke it at any time before it is voted. Any shareholder attending the meeting may, on request, vote his or her own shares even though the shareholder has previously sent in a proxy card. Unless revoked, the shares of Common Stock represented by proxies will be voted on all matters to be acted upon at the meeting.

For participants in the Casey’s General Stores 401(k) Plan (the “KSOP”), the proxy card will also serve as a voting instruction card for Delaware Charter Guarantee & Trust Company (the “Trustee”), the trustee of the KSOP, with respect to the shares held in the participants’ accounts. A participant cannot direct the voting of shares allocated to the participant’s account in the KSOP unless the proxy card is signed and returned. If proxy cards representing shares in the KSOP are not returned, those shares will be voted by the Trustee in the same proportion as the shares for which signed proxy cards are returned by the other participants in the KSOP.

The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. The Company may reimburse brokers and their nominees for their expenses in communicating with the persons for whom they hold shares of the Company.

SHARES OUTSTANDING

Holders of record of the Common Stock at the close of business on the record date, July 28, 2004, will be entitled to vote on all matters to be presented at the Annual Meeting. On the record date, 50,051,362 shares of Common Stock were outstanding. Each such share of Common Stock will be entitled to one vote on all matters.

The following table contains information with respect to each person, including any group, known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company as of the date indicated below. Except as otherwise indicated, the persons listed in the table have the voting and investment powers with respect to the shares indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Delaware Charter Guarantee & Trust Company 1013 Centre Road Wilmington, DE 19805	2,562,972	(1)	5.1%

Donald F. Lamberti 3601 S.W. Golfview Circle Ankeny, IA 50021	2,801,326	(2)	5.6%

T. Rowe Price Associates, Inc. T. Rowe Price Small-Cap Stock Fund, Inc. 100 E. Pratt Street Baltimore, MD 21202	4,562,300	(3)	9.1%

Fiduciary Management, Inc. 225 East Mason Street Milwaukee, WI 53202	3,054,382	(4)	6.1%

Mac-Per-Wolf Company 310 S. Michigan Avenue Suite 2600 Chicago, IL 60604	3,157,100	(5)	6.3%

(1)	Based on the Schedule 13G filed by Delaware Charter Guarantee & Trust Company as the Trustee of the KSOP, dated March 19, 2004. Under the trust agreement creating the KSOP, the shares of Common Stock held by the Trustee are voted by the Trustee in accordance with the participants’ directions or, if no directions are received, in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely instructions. The trust agreement also contains provisions regarding the allocation of shares to participants, the vesting of plan benefits and the disposition of shares. The amount shown includes shares voted by the Trustee in accordance with the instructions of the Company’s executive officers. See “Beneficial Ownership of Shares of Common Stock by Directors and Executive Officers” on pages 7 and 8 herein.
(2)	Includes an option to purchase 2,000 shares awarded to Mr. Lamberti under the Non-Employee Director Stock Option Plan.
(3)	Based on Amendment No. 6 to the Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”), a registered investment advisor, and T. Rowe Price Small-Cap Stock Fund, Inc. (“Price Small-Cap”), a Maryland corporation, with the Securities and Exchange Commission (the “SEC”), dated February 13, 2004. Such information indicates that Price Associates had sole voting power over 1,112,700 shares and sole dispositive power over 4,562,300 shares, and that Price Small-Cap had sole voting power over 2,448,000 shares.
(4)	Based on the Schedule 13G filed with the SEC by Fiduciary Management, Inc. (“Fiduciary”), a registered investment advisor, on February 5, 2004. Such information indicates that Fiduciary had sole dispositive power over 3,039,382 shares and shared dispositive power over 15,000 shares.
(5)	Based on Amendment No. 1 to the Schedule 13G filed with the SEC by the Mac-Per-Wolf Company (“Perkins”), a holding company filing on behalf of its two subsidiaries, PWMCO, LLC (a registered broker dealer and a registered investment advisor) and Perkins, Wolf, McDonnell and Company, LLC (a registered investment advisor), on January 30, 2004. Such information indicates that Perkins had sole voting and dispositive power over 3,157,100 shares.

VOTING PROCEDURES

Under Iowa corporate law and the Amended and Restated Bylaws, as amended, of the Company (the “Bylaws”), the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the 2004 Annual Meeting.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. For purposes of determining the number of votes cast, all votes cast “for” or to “withhold authority” are included. Abstentions and any “broker non-votes,” which occur when brokers are prohibited from exercising voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of votes cast.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of nine persons. Under the Restatement of the Restated and Amended Articles of Incorporation (the “Restated Articles”), the Board of Directors may consist of up to nine persons, and individuals may be elected by the Board to fill any vacancies or to occupy any new directorships, with such individual serving in each case until the next annual meeting of shareholders and until a successor is duly elected and qualified.

On March 2, 2004, the Board of Directors, acting on recommendations from one or more non-management directors, elected William Kimball and Johnny Danos to fill two vacant directorships. On June 3, 2004, the Board of Directors accepted the recommendation of the Nominating Committee that the nine individuals named below be designated as nominees for election as directors of the Company at the 2004 Annual Meeting of shareholders. All nominees are currently directors of the Company and, except for Mr. Danos and Mr. Kimball, all have been previously elected by the shareholders. Directors are elected to hold office until the next annual election and, in each case, until their respective successors are duly elected and qualified.

Additional information regarding each of these nominees is set forth below. The number of shares of Common Stock of the Company beneficially owned by each of the nominees as of July 28, 2004 is set forth on pages 7 and 8. Except as may be otherwise expressly stated, all nominees for directors have been employed in the capacities indicated for more than five years.

It is intended that all proxies in the accompanying form, unless contrary instructions are given thereon, will be voted for the election of all the persons designated by the Board of Directors as nominees. In case any of the nominees is unavailable for election, an event which is not anticipated, the enclosed proxy may be voted for the election of a substitute nominee.

The Board of Directors recommends a vote FOR election of the following nominees as directors of the Company:

Ronald M. Lamb, 68, Chief Executive Officer of the Company. Mr. Lamb served as a Vice President of the Company from 1976 until 1987 when he was elected Chief Operating Officer. He served as President and Chief Operating Officer of the Company from September 1988 until May 1, 1998, and as President and Chief Executive Officer from then until May 1, 2004. Mr. Lamb has been a director of the Company since 1981.

John G. Harmon, 50, Senior Vice President and Secretary of the Company. Mr. Harmon has been associated with the Company since 1976 and served as Corporate Secretary from 1987 until his appointment in 1998 to the position of Secretary/Treasurer. He was appointed to his current position on May 1, 2004. He has been a director of the Company since 1987.

Donald F. Lamberti, 66, former Chairman of the Executive Committee. Mr. Lamberti co-founded the Company in 1967 and served as its President from 1975 to 1988, when he assumed the position of Chief Executive Officer. He served as Chairman of the Executive Committee from 1998 until his retirement on April 30, 2003. Mr. Lamberti, a director of the Company since 1967, also serves on the Board of Managers of National By-Products, LLC, on the Board of Directors of the Greater Des Moines Community Foundation and as a member of the Board of Trustees of Buena Vista University.

John R. Fitzgibbon, 82, consultant and former Vice Chairman and Chief Executive Officer of First Group Companies and former Chief Executive Officer of Iowa-Des Moines National Bank (currently Wells Fargo Bank, N.A.). Mr. Fitzgibbon, a director of the Company since 1983, also serves as a member of the Iowa State University Research Park Board and as Chairman of the Des Moines International Airport Board.

Jack P. Taylor, 57, Chairman and Chief Executive Officer of Taylor Construction Group (formerly known as Taylor Ball), a general construction contractor. Mr. Taylor served as President of Taylor Ball from 1983 to 1992, when he assumed his present position. Mr. Taylor has been a director of the Company since 1993.

Kenneth H. Haynie, 71, of counsel to the Des Moines, Iowa law firm of Ahlers & Cooney, P.C. Mr. Haynie was a shareholder in the law firm until his retirement on December 31, 2002. He has served as a director of the Company since 1987.

Patricia Clare Sullivan, 76, former President and CEO (1977-1993), President of External Affairs (1993-1995) of Mercy Health Center of Central Iowa, Des Moines, Iowa. Ms. Sullivan has served as a director of the Company since 1996.

Johnny Danos, 64, President of the Greater Des Moines Community Foundation, a charitable public foundation dedicated to improving the quality of life in Greater Des Moines. Mr. Danos was employed by KPMG LLP (and its predecessor firms) for over 30 years, and retired as the managing partner of its Des Moines office in 1995. He has been a director of the Company since March 2, 2004.

William C. Kimball, 56, retired Chairman and Chief Executive Officer of Medicap Pharmacy, Inc., a national franchisor of community retail pharmacies. Mr. Kimball also serves as a member of the Board of Directors of Principal Mutual Funds and as Chair of the Board of Trustees of William Penn University. Mr. Kimball has been a director of the Company since March 2, 2004.

GOVERNANCE OF THE COMPANY

The business and affairs of the Company are managed under the direction of the Board of Directors. In recent months, the Board has implemented several new governance procedures and policies and documented several existing practices, prompted in part by the requirements set forth in the Nasdaq listing standards and in the Sarbanes- Oxley Act of 2002 and the Securities and Exchange Commission (“SEC”) rules adopted to implement that legislation. The changes included adoption of a new Charter for the Audit Committee; adoption of written charters for the Compensation Committee and the Nominating Committee; a review and a determination of the independence or non-independence of each director; adoption of the Company’s code of business conduct; and adoption of a code of ethics for the CEO and senior financial officers.

The Board of Directors held four meetings during the fiscal year ended April 30, 2004. At intervals between formal meetings, members of the Board are provided with various items of information regarding the Company’s operations and are frequently consulted on an informal basis with respect to pending business. Each member of the Board of Directors attended 75% or more of the aggregate number of Board meetings and meetings of committees on which the member served. It is the Company’s policy that each member of the Board of Directors attend each annual shareholder meeting. Other than Mr. Danos and Mr. Kimball, all of the members of the Board of Directors attended last year’s Annual Meeting of shareholders.

The Board of Directors, pursuant to Nasdaq Rule 4200(a)(15), has made an affirmative determination that the following Board members are “independent” within the meaning of such rule: Messrs. Fitzgibbon, Taylor, Haynie, Danos, Kimball and Ms. Sullivan. As such, a majority of the Board of Directors is considered “independent” as so defined.

Board Committees

The Bylaws of the Company establish four standing committees of the Board of Directors: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee. In addition, the Bylaws authorize the Board of Directors to establish other committees for selected purposes.

The Executive Committee, presently consisting of Messrs. Lamb (Chair), Fitzgibbon and Haynie, is authorized, within certain limitations set forth in the Bylaws, to exercise the power and authority of the Board of Directors between meetings of the full Board. The Committee met once during the fiscal year ended April 30, 2004.

The Audit Committee presently consists of Messrs. Taylor (Chair), Fitzgibbon, Danos, and Kimball and Ms. Sullivan, all of whom are “independent” under the criteria established by the SEC and Nasdaq. The Board of Directors has approved the designation of Messrs. Danos and Kimball as “audit committee financial experts” as defined under Item 401(h) of SEC Regulation S-K.

The Audit Committee performs the duties set forth in its written Charter, a copy of which is attached to this Proxy Statement as Appendix A. Under its Charter, the Audit Committee is directly responsible for the appointment, termination, compensation and oversight of the independent public accounting firm it retains to audit the Company’s books and records. The Audit Committee regularly reports to the Board on the audit and the non-audit activities of the auditors, approves all audit engagement fees and pre-approves any non-audit engagement and compensation of the independent auditors.

The Audit Committee has established a regular schedule of meetings to be held five times each year with financial management personnel, internal accounting staff and the independent auditor. During these meetings, the Committee also meets separately in executive sessions with the internal auditing staff and the independent auditors. The Committee met five times during the fiscal year ended April 30, 2004.

The Compensation Committee presently consists of Messrs. Fitzgibbon (Chair), Taylor, Danos, Kimball and Ms. Sullivan, all of whom are “independent” under the criteria established by the SEC and Nasdaq. The Compensation Committee annually reviews the performance of the Chief Executive Officer and reviews management’s evaluation of the performance of the Company’s senior officers and their compensation arrangements, and makes recommendations to the Board of Directors concerning the compensation of the Chief Executive Officer and the Company’s senior officers. As set forth in its written Charter (which is available in the Company’s website—www.caseys.com), the Committee has authority to retain and terminate executive compensation consulting firms to advise the Committee, and it did so during the fiscal year ended April 30, 2004. The Committee met four times during the fiscal year ended April 30, 2004.

The Nominating Committee presently consists of Ms. Sullivan (Chair) and Messrs. Taylor, Fitzgibbon, Danos and Kimball, all of whom are “independent” under the criteria established by the SEC and Nasdaq. The Nominating Committee generally reviews the qualifications of candidates proposed for nomination to the Board of Directors, recommends to the Board candidates for election at the Annual Meeting of shareholders, and performs the other duties set forth in its written Charter, a copy of which is attached to this Proxy Statement as Appendix B. The Committee met twice during the fiscal year ended April 30, 2004.

The Nominating Committee will consider nominees recommended by shareholders if they are submitted in accordance with the Bylaws. Briefly, the Bylaws contain advance notice procedures relating to shareholder nominations of directors and other business to be brought before an annual meeting of shareholders other than by or at the direction of the Board of Directors. Under the Bylaws, in order for a shareholder to nominate a director candidate for election at an annual meeting of shareholders, the shareholder must deliver written notice thereof to the Secretary of the Company at least 90 days prior to the one-year anniversary date of the date of the immediately preceding annual meeting of shareholders. In the case of shareholder nominations to be considered at the 2005 Annual Meeting, therefore, such notice must be received by the Secretary by no later than June 19, 2005. The notice must set forth certain information concerning such shareholder and the shareholder’s nominee(s), including their names and addresses, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the shareholder and each nominee, such other information as would be required to be included in a proxy statement pursuant to the proxy rules of the SEC had the nominee(s) been nominated by the Board of Directors, and the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. A copy of the Bylaws may be obtained by request addressed to John G. Harmon, Senior Vice President and Secretary, Casey’s General Stores, Inc., P.O. Box 3001, Ankeny, Iowa 50021.

The Nominating Committee’s Charter sets forth, among other things, the minimum qualifications that the Nominating Committee believes must be met by a Nominating Committee-recommended nominee, and the specific qualities or skills that the Nominating Committee believes are necessary for one or more of the Company’s directors to possess. In considering individuals for nomination as directors, the Nominating Committee typically solicits recommendations from the current directors and is authorized to engage search firms to assist in the process.

COMPENSATION OF DIRECTORS

Retainers and Attendance Fees. Directors who are also employees of the Company receive no compensation in their capacities as directors. During the fiscal year ended April 30, 2004, each non-employee director was paid an annual cash retainer fee of $15,000; a fee of $1,000 for attendance at each meeting of the shareholders, Board of Directors or committee of the Board; a fee of $1,000 for attendance at a seminar relating to Board or committee service, if attended; and a fee of $1,000 for the Chairman of each of the Nominating, Audit and Compensation Committees of the Board, subject to the further policy that the Chair of the Audit Committee be rotated not less often than every three years as determined by the Board of Directors. The Company also paid the premiums on a directors’ and officers’ liability insurance policy insuring all directors. Non-employee directors are also provided coverage under the Company’s group life insurance plan, with individual coverages of $50,000 each.

Director Stock Plan. Under the Non-Employee Directors’ Stock Option Plan approved by the shareholders at the 1995 Annual Meeting (the “Director Stock Plan”), each Eligible Non-Employee Director (defined in the Director Stock Plan as any person who is serving as a non-employee director of the Company on the last day of a fiscal year) annually receives an option to purchase 2,000 shares of Common Stock. The exercise price of all options awarded under the Director Stock Plan is the average of the last reported sale prices of shares of Common Stock on the last trading day of each of the 12 months preceding the award of the option. The term of such options is ten years from the date of grant, and each option is exercisable immediately upon grant. The aggregate number of shares of Common Stock that may be granted pursuant to the Director Stock Plan may not exceed 200,000 shares, subject to adjustment to reflect any future stock dividends, stock splits or other relevant capitalization changes. In accordance with the terms of the Director Stock Plan, Messrs. Fitzgibbon, Haynie, Taylor and Ms. Sullivan each received an option on May 1, 2003 to purchase 2,000 shares of Common Stock at an exercise price of $11.86 per share.

Certain Relationships and Related Transactions

Mr. Haynie is of counsel to Ahlers & Cooney, P.C., a law firm in Des Moines, Iowa. He retired from employment and share ownership in the law firm on December 31, 2002 and retains no interest in its earnings. The Company retained this law firm during fiscal 2004 for legal services and expects to retain such firm in the current fiscal year.

At one store location in Des Moines, Iowa, the Company owns the building and currently leases the land from a trust created by Mr. Lamberti’s mother. The Company’s lease is for a term of 15 years and provides for a fixed monthly rental payment of $1,300 and payment of an amount equal to 1% of sales by the store. The amounts paid by the Company under the lease during the past three fiscal years were $40,540 in fiscal 2002, $38,961 in fiscal 2003 and $40,864 in fiscal 2004. The Company does not intend to lease additional store sites or buildings from affiliated persons.

Adjacent to the above store location is an approximately 18-acre largely underdeveloped tract that served as the location of the Company’s headquarters until 1990. The property and buildings located there are owned by a general partnership consisting of the Company (50% interest), Mr. Lamberti (25% interest) and Walter J. Carlson (25% interest), a former director and officer of the Company. The Company leased this property from the partnership until 1995, but then discontinued the payment of rent on the same. The Company has continued to pay the real estate taxes and utilities on a portion of the property without any formal arrangement with the other two partners, equal in amounts to $45,112 in fiscal 2002, $47,511 in fiscal 2003 and $42,404 in fiscal 2004. The Audit Committee is currently considering the most favorable means for terminating and disposing of the Company’s interests in the partnership and the property.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of July 28, 2004, the beneficial ownership of shares of the Company’s Common Stock, the only class of capital stock outstanding, by the current directors of the Company, the executive officers named in the Summary Compensation Table herein, and all current directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have the voting and investment powers with respect to the shares indicated.

Name of Beneficial Owner	Direct Ownership		Shares Subject to Options(1)	KSOP Shares(2)	Total Amount and Nature of Beneficial Ownership(3)	Percent of Class
Ronald M. Lamb	909,470		50,000	1	959,471	1.92%
John G. Harmon	–0–		30,000	117,894	147,894	*
Donald F. Lamberti	2,799,326		2,000	3	2,801,329	5.60
John R. Fitzgibbon	137,220	(4)	20,000	–0–	157,220	*
Kenneth H. Haynie	44,662	(5)	25,000	–0–	69,662	*
Jack P. Taylor	20,000		22,000	–0–	42,000	*
Patricia Clare Sullivan	3,250		14,000	–0–	17,250	*
Johnny Danos	7,175		2,000	–0–	9,175	*
William C. Kimball	410		2,000	–0–	2,410	*
Robert J. Myers	2,000		46,000	6,214	54,214	*
Jamie H. Shaffer	11,000		20,000	11	31,011	*
Terry W. Handley	–0–		42,000	8,560	50,560
All current executive officers and directors as a group (12 persons)	3,934,513		275,000	132,683	4,342,196	8.68%

*	Less than 1%

(1)	Consisting of shares (which are included in the totals) that are subject to acquisition through the exercise of stock options granted under the 2000 Stock Option Plan or the Director Stock Plan, but which cannot be presently voted by the executive officers or non-employee directors holding the options. See “ELECTION OF DIRECTORS—Compensation of Directors” and “EXECUTIVE COMPENSATION—Option Grants and Exercises” herein.
(2)	The amounts shown (which are included in the totals) consist of shares allocated to the named executive officers’ accounts in the KSOP as of April 30, 2004 (the most recent allocation made by the Trustee of the KSOP) over which the officer exercises voting power. See Footnote 1 to the table set forth under the heading “SHARES OUTSTANDING” herein.
(3)	Except as otherwise indicated, the amounts shown are the aggregate numbers of shares attributable to the shareholders’ direct ownership of shares, shares subject to the exercise of options and KSOP shares.
(4)	The amount shown includes an aggregate of 43,220 shares held by a family trust and affiliated businesses of Mr. Fitzgibbon.
(5)	The amount shown includes 2,000 shares held by a family trust for which Mr. Haynie acts as trustee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), requires the Company’s officers, directors and owners of more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership with the SEC, and also to furnish the Company with a copy of all such reports that they file. Based solely upon a review of the copies of the reports and written representations furnished to the Company, all such reporting persons complied with such reporting obligations during the fiscal year ended April 30, 2004, except Messrs Haynie, Taylor, and Fitzgibbon and Ms. Sullivan each inadvertently made one late filing on Form 4 in respect of the automatic grant of options to them that was deemed to occur on May 1, 2003 under the Director Option Plan.

EXECUTIVE COMPENSATION

Report of Compensation Committee

The Compensation Committee of the Board of Directors (the “Committee”) operates under a Charter approved by the Board of Directors. The Committee is responsible for reviewing management’s evaluation of the performance of the Company’s officers and recommending to the Board of Directors the annual salary and bonus arrangements for the Company’s chief executive officer, the executive officers named in the Summary Compensation Table and the Vice Presidents. The Committee also administers the 2000 Stock Option Plan (the “Option Plan”).

Objectives

The Committee’s executive compensation policies are designed to attract, motivate and retain executives who will contribute to the long-term success of the Company, and to reward executives for achieving both short-term and long-term strategic goals of the Company. The Committee also believes it is important to align the interests of the executives with those of shareholders. Compensation for executive officers is linked directly to the Company’s financial performance as well as the attainment of each executive officer’s individual performance goals.

Executive Officer Compensation

During the 2004 fiscal year, the Committee engaged a national compensation consulting firm for the purpose of assisting the Committee with its deliberations. The consulting firm provided the Committee with its perspective on appropriate compensation structures, and current practices. The three principal components of the Company’s executive compensation program, it was agreed, will continue to consist of base salary, annual incentive payments and stock options. Each of these three components is discussed in more detail below.

Base Salary. Base salaries for executive officers of the Company are determined primarily on the basis of each executive officer’s experience, performance and responsibilities. The Committee has determined that the Company’s executive base salaries generally need to become more competitive with those prevailing in the industry, and certain base salary increases have been implemented for the 2005 fiscal year. The base salary of Messrs. Lamb and Harmon is set forth in their employment agreements with the Company and may be adjusted during the terms thereof with the consent of the individual officer.

Annual Incentive Payments. The Company’s executive officers (as well as its Vice Presidents) annually participate in an incentive compensation bonus pool approved by the Committee. Bonus awards are paid in respect of the Company’s performance during the preceding fiscal year. In prior years, bonus payments have been made only if the Company achieved specific performance targets in earnings per share established for that year by the Committee, with the amount of the bonus award generally increasing as earnings per share increased above the levels specified by the Committee. As a result of its recent discussions with the compensation consulting firm, the Committee has determined that future bonus awards, including those applicable to the 2005 fiscal year, will be based on both earnings per share and the Company’s return on invested capital. The purpose of the bonus award is to reward superior performance by the Company’s executive officers that has resulted in the Company achieving certain financial performance levels in terms of earnings per share and return on invested capital.

Stock Options. Stock options may be granted to executive officers and other key employees of the Company under the terms of the Option Plan. The size of an individual’s stock option award is based primarily on individual performance and the individual’s responsibilities and position with the Company. The Option Plan is designed to assist the Company in attracting, retaining and motivating executive officers and other key employees, and to align the interests of the executive officers and other key employees with those of the Company’s shareholders. The stock options are granted with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. It has been the Committee’s practice generally to award options to key Company employees in every other year. The stock options awarded by the Committee in the 2004 fiscal year were subject to a three-year vesting restriction and may not be exercised during that initial three-year period.

Additional Compensation and Benefits. The Company’s compensation of executive officers includes certain other benefits. Each executive officer is entitled to receive additional compensation in the form of payments, allocations, or accruals under various benefit plans, consisting primarily of contributions to the KSOP. The Committee believes that these plans are an integral part of the overall compensation program of the Company.

Chief Executive Officer. Mr. Lamb’s compensation for the fiscal year ended April 30, 2004 was determined in accordance with the above policies and in light of his employment agreement with the Company. Mr. Lamb did not earn a bonus award for the fiscal year ended April 30, 2004 because the Company did not achieve the specified financial performance targets in earnings per share established by the Committee for the 2004 fiscal year.

Other. The Committee periodically reviews the terms of the employment agreements with the executive officers and from time to time considers modifications to the same. The Committee also is aware of the statutory limitations placed on the deductibility of compensation in excess of $1 million which is earned by an executive officer in any year, and continues to monitor developments in this area.

COMPENSATION COMMITTEE

John R. Fitzgibbon, Chair

Jack P. Taylor

Patricia Clare Sullivan

Johnny Danos

William C. Kimball

Executive Compensation

The following table sets forth certain information concerning the compensation paid during the last three fiscal years to the chief executive officer and the four other most highly compensated executive officers of the Company as of April 30, 2004 whose compensation (based on the total of the amounts required to be shown in the salary and bonus columns of such table) exceeded $100,000.

Summary Compensation Table

						Long-Term Compensation
Name and Principal Position		Annual Compensation
	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($)(2)
Ronald M. Lamb
President and Chief Executive Officer	2004	687,500	–0–	836		10,000	–0–
	2003	550,000	341,000	836		–0–	–0–
	2002	550,000	–0–	836		10,000	–0–
John G. Harmon
Secretary/Treasurer	2004	248,333	–0–	199,274	(3)	10,000	–0–
	2003	228,333	142,600	1,789		–0–	–0–
	2002	218,333	–0–	121,036	(3)	10,000	–0–
Robert J. Myers
Chief Operating Officer	2004	260,683	–0–	1,032		10,000	6,507
	2003	180,833	57,350	1,032		–0–	6,697
	2002	158,333	–0–	1,032		10,000	6,333
Jamie H. Shaffer
Vice President and Chief Financial Officer	2004	218,750	–0–	121,388	(4)	15,000	–0–
	2003	203,333	127,100	3,600		5,000	–0–
	2002	193,333	–0–	3,600		15,000	–0–
Terry W. Handley
Senior Vice President	2004	169,711	–0–	–0–		10,000	6,683
	2003	150,833	95,139	–0–		–0–	5,851
	2002	127,917	–0–	–0–		10,000	5,117

(1)	The amounts shown were earned in the year indicated but are paid in the following year.
(2)	The amount shown for each named executive officer is the total of the Company’s contributions to the KSOP, in which all employees are eligible to participate.
(3)	The amount shown includes amounts attributable to Mr. Harmon’s exercise of stock options and the sale of the shares acquired thereby.
(4)	The amount shown includes amounts attributable to Mr. Shaffer’s exercise of stock options and the sale of the shares acquired thereby.

Option Grants and Exercises

The following tables summarize, for the fiscal year ended April 30, 2004, option grants to the executive officers named in the Summary Compensation Table under the Option Plan, and the value of the options held by such persons at April 30, 2004.

Option Grants in Last Fiscal Year

					Potential realizable value at assumed annual rates of stock price appreciation for
Name	Options granted (#)(1)	Percent of total options granted to employees in fiscal year	Exercise ($/Sh)	Expiration Date	5% ($)	10% ($)(2)
Ronald M. Lamb	10,000	3.2%	14.08	6/6/13	88,548	224,399
John G. Harmon	10,000	3.2%	14.08	6/6/13	88,548	224,399
Robert J. Myers	10,000	3.2%	14.08	6/6/13	88,548	224,399
Jamie H. Shaffer	5,000	1.6%	13.90	5/13/13	43,708	110,765
	10,000	3.2%	14.08	6/6/13	88,548	224,399
Terry W. Handley	10,000	3.2%	14.08	6/6/13	88,548	224,399

(1)	Stock options have no value on the date of grant because the exercise price per share is equal to the market price per share of the Company’s Common Stock on the date the option is granted. A stock option has value to the optionee in the future only if the market price of the Company’s Common Stock at the time the option is exercised exceeds the exercise price.
(2)	The dollar amounts under the 5% and 10% Columns are the result of calculations required by the Securities and Exchange Commission and should not be viewed as, and are not intended to be, a forecast of possible future appreciation in the Company’s stock price.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Year-End	Value of Unexercised In-the-Money Options at Year-End
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Exercisable/ Unexercisable (#) (in shares)	Exercisable/ Unexercisable (in dollars)(2)
Ronald M. Lamb	–0–	–0–	40,000/10,000	181,875/24,800
John G. Harmon	25,000	199,563	20,000/10,000	64,425/24,800
Robert J. Myers	–0–	–0–	36,000/10,000	154,135/24,800
Jamie H. Shaffer	25,000	122,300	5,000/15,000	23,800/38,100
Terry W. Handley	–0–	–0–	32,000/10,000	131,145/24,800

(1)	The “value realized” represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes which may have been owed.
(2)	Calculated on the basis of a stock price of $16.56 per share, which was the last reported sales price of shares of Common Stock reported on the Nasdaq National Market System on April 30, 2004, minus the exercise price.

Employment, Change of Control and Severance Arrangements

Employment Contracts. The Company entered into amended and restated employment agreements with each of Messrs. Lamberti, Lamb and Harmon in October 1997. Mr. Lamberti retired from employment with the Company on April 30, 2003, and currently is receiving the retirement benefits described below as set forth in his employment agreement. The agreement with Mr. Lamb is for a term of five years with automatic renewal terms of three years. The agreement with Mr. Harmon was amended as of July 8, 2004 and now expires in August 2007. The term of employment for Mr. Harmon would be extended for a three year period in the event of a “change of control” (as defined in the agreement) of the Company.

Each of the agreements with the foregoing executive officers continues their levels of responsibility on an equivalent basis to the duties performed by each of them prior to the effective date of the agreement. Under his agreement, Mr. Lamb currently receives compensation exclusive of bonuses at the rate of $700,000 per year, and Mr. Harmon receives compensation exclusive of bonuses at the rate of $250,000 per year. In each case, such compensation is subject to adjustment as the Company and the officer mutually shall agree. In addition, each officer receives all benefits generally provided by the Company to its employees and officers, including specified health insurance coverages.

In each case, the officer’s employment may be terminated as a result of death, disability, cause or “good reason,” both before or following any change in control of the Company. For this purpose, good reason is generally defined as a diminution in compensation or level of responsibility, forced relocation to another area, or the failure to continue employment upon the stated terms and conditions.

Under the agreements, the death of Mr. Lamb would obligate the Company to pay his surviving spouse the officer’s salary for a period of 24 months, after which the spouse would receive monthly benefits equal to one-half of the officer’s retirement benefits for a period of 20 years or until the spouse’s death, whichever occurs first. A similar obligation would arise in the event of the death of Mr. Harmon, except that the period during which full salary would be paid would be 12 rather than 24 months. In the event Mr. Lamb becomes disabled, the officer would be entitled to disability benefits equal to one-half of his then-current salary until he is no longer disabled or until his death, whichever occurs first. In the event he recovers from his disability, Mr. Lamb would be eligible to receive retirement benefits thereafter until death as described below. Mr. Harmon is not entitled to receive any disability payments under his agreement with the Company.

In the event of termination for cause (or other than for good reason), each of the officers is entitled to receive his salary to the date of termination. In the event an officer terminates employment for good reason or for any termination other than for cause, the Company would be obligated to pay such officer (i) his salary through the date of termination, (ii) a pro-rata portion of the highest annual bonus received during the three previous fiscal years, if any, (iii) a payment equal to 2.0 times the sum of the officer’s salary and the foregoing bonus amount and (iv) all compensation previously deferred. Certain employee benefits also would be continued for a two-year period following the date of termination. If an officer terminates employment for good reason or is terminated for any reason other than for cause within three years following a change of control, the Company would be obligated to pay such officer as it would for a “good reason” termination described above, except that the multiple would be 3.0 times the sum of the officer’s salary and highest recent bonus rather than 2.0 times. Similarly, certain employee benefits also would be continued for a three-year period following the date of termination. In the event of such a termination, the Company would be obligated to reduce the payment amount to the maximum deductible amount permitted under the golden parachute tax provisions and Section 162(m) of the Internal Revenue Code of 1986.

In connection with the approval of the foregoing agreements, the Board of Directors adopted a Non-Qualified Supplemental Executive Retirement Plan (“SERP”) for Messrs. Lamberti, Lamb and Harmon. The SERP provides for the payment of an annual retirement benefit to the officer for the earlier of a period of 20 years or until his death, after which such benefits shall be paid to the officer’s spouse for a period ending on the 20th anniversary of the officer’s retirement or the spouse’s death, whichever occurs first. In the case of

Mr. Lamb, optional retirement is permitted upon his reaching age 59 (which he has met), following which such officer would be entitled to receive an annual retirement benefit equal to one-half of his then-current salary. With his retirement on April 30, 2003, Mr. Lamberti currently is receiving retirement benefits under the SERP equal in amount to $275,000 per year. In the case of Mr. Harmon, optional retirement is available upon reaching age 55. In such event, the retirement benefits available to Mr. Harmon would be equal to one-fourth of his then-current salary, increasing by 5% of his salary for each additional year of employment until he reaches age 60.

The Board of Directors also approved the execution of a trust agreement with UMB Bank, n.a. for the purpose of creating a trust to secure its obligations under the SERP in the event of a change of control of the Company. In such event, the trust would be funded in an amount equal to the maximum amount payable to the officers under the SERP, either in cash or pursuant to an irrevocable letter of credit established by the Company for that purpose. Payment of the retirement benefits to the officers thereafter would be made by the trustee from the trust funds, at the times and in the amounts provided in the SERP.

Change of Control Agreements. In addition to the agreements with Messrs. Lamberti, Lamb and Harmon, the Company has entered into “change of control” employment agreements with 12 other key employees, including the 11 current Vice Presidents. The purpose of these agreements is to encourage such individuals to carry out their duties in the event of a possible change of control of the Company. Under the terms of these agreements, the individuals may become entitled to receive certain payments upon their termination of employment or if their job duties or compensation and benefits are substantially reduced within two years following a change of control of the Company. The maximum amount payable is three times the sum of the individual’s salary and the highest annual bonus received by such individual during the two preceding years. In addition, the agreements provide for the continuation of certain benefits for up to two years after termination.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning the shares of Common Stock that may be issued upon exercise of options, warrants and rights under all equity compensation plans as of April 30, 2004, consisting of the Option Plan and the Director Stock Plan. Both of such plans have been approved by the shareholders.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,079,350	$12.80	902,664
Equity compensation plans not approved by security holders	None	None	None
Total	1,079,350	$12.80	902,664

COMPARATIVE STOCK PERFORMANCE

The Performance Graph set forth below compares the cumulative total shareholder return on the Company’s Common Stock for the last five fiscal years with the cumulative total return of (i) the Russell 2000 Index and (ii) a peer group index based on the common stock of Uni-Marts Inc., 7-Eleven, Inc. and The Pantry, Inc. The cumulative total shareholder return computations set forth in the Performance Graph assume the investment of $100 in the Company’s Common Stock and each index on April 30, 1999, and reinvestment of all dividends. The total shareholder returns shown are not intended to be indicative of future returns.

	Casey’s	Russell 2000	Peer Group
4/30/1999	100.00	100.00	100.00
4/30/2000	88.65	118.42	150.04
4/30/2001	92.09	115.04	82.84
4/30/2002	100.09	122.72	73.45
4/30/2003	100.39	97.24	74.42
4/30/2004	129.50	138.09	143.05

The above Performance Graph and related disclosure, as well as the Reports of the Compensation Committee (set forth on pages 8 and 9 hereof) and the Audit Committee (set forth on page 15 hereof) shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee operates under a new Charter approved by the Board of Directors (attached as Appendix A) and reviews the Company’s financial reporting process on behalf of the Board of Directors. All members of the Audit Committee are “independent”, as defined by the Securities and Exchange Commission as well as the applicable Nasdaq listing standards. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). The auditor’s independence from the Company and its management also was discussed, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2004.

AUDIT COMMITTEE

Jack P. Taylor, Chair

John R. Fitzgibbon

Patricia Clare Sullivan

Johnny Danos

William C. Kimball

Selection of Auditor

KPMG LLP was engaged by the Company to serve as its auditors for fiscal 2004. Representatives of KPMG LLP will be in attendance at the Annual Meeting to be held on September 17, 2004, and will be available to respond to appropriate questions and may make a statement if they so desire.

Independent Auditor Fees

The following table sets forth the aggregate fees billed to the Company and subsidiaries for the last two fiscal years ended April 30, 2003 and April 30, 2004 by the Company’s independent auditor, KPMG LLP:

	2003	2004
Audit Fees (a)	$97,530	$94,100
Audit-Related (b)	16,000	16,800
Tax Fees (c)	101,473	59,875
All Other Fees	—	526,620

	$215,003	$697,395

(a)	Includes fees for review of Securities and Exchange Commission filings.
(b)	Fees for audits of employee benefit plans.
(c)	Fees for tax return preparation and tax consulting.

The amount included in the table above for 2004 under the caption “All Other Fees” consists of a payment made to KPMG LLP in August 2003 under an April 14, 2001 engagement letter, under which KPMG LLP was to receive 35% of any potential refund derived by the Company from a sales and use tax refund claim filed with the Missouri Department of Revenue (“MDR”). The services were largely performed in 2001 and 2002. As part of the settlement, MDR dropped the penalty assessment it had separately asserted and the Company agreed to use its 65% share of the refund amount to provide free or discounted fountain drinks to its customers. The Company has no other pending contingency fee agreements with KPMG LLP or other auditing firms with respect to any non-audit services.

The Audit Committee has advised the Company that it has determined the non-audit services rendered by KPMG LLP during the Company’s most recent year are compatible with maintaining the independence of the auditors.

Prior to the issuance of its audit report, KPMG LLP communicated (i) its responsibility under existing standards generally accepted in the United States of America; (ii) all critical accounting policies and practices used by the Company; and (iii) other significant written communication between KPMG LLP and management of the Company.

ANNUAL REPORTS

The Company’s 2004 Annual Report, including consolidated financial statements, is being mailed to shareholders with this Proxy Statement, but does not form a part of the material for the solicitation of proxies. The Company will provide without charge to each shareholder, on written request, a copy of the Company’s Annual Report on Form 10-K for the year 2004, including the consolidated financial statements and schedules thereto, filed with the Securities and Exchange Commission. If a shareholder requests copies of any exhibits to such Form 10-K, the Company may require the payment of a fee covering its reasonable expenses. A written request should be addressed to the Senior Vice President and Secretary, Casey’s General Stores, Inc., One Convenience Blvd., Ankeny, Iowa 50021-0845.

SHAREHOLDER COMMUNICATIONS

It is the general policy of the Board that management speaks for the Company. To the extent shareholders would like to communicate with a Company representative, they may do so by contacting John Harmon, Senior Vice President and Secretary, One Convenience Boulevard, P.O. Box 3001, Ankeny, IA 50021. Mr. Harmon can be reached by telephone at 515/965-6105 and by email at john.harmon@caseys.com.

Any shareholder wishing to communicate with one or more Board members should address a written communication to Mr. Harmon at the address noted above. Mr. Harmon will forward such communication on to all of the members of the Board, to the extent such communications are deemed appropriate for consideration by the Board.

SUBMISSION OF SHAREHOLDER PROPOSALS

Any proposal which a shareholder intends to present at the annual meeting of shareholders in 2005 must be received by the Company by April 8, 2005 in order to be eligible for inclusion in the Company’s proxy statement and proxy card relating to such meeting. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable SEC regulations governing the solicitation of proxies.

Under the Bylaws, a shareholder may bring other business before an annual meeting of shareholders only by delivering written notice to the Secretary of the Company at least 90 days prior to the one-year anniversary date of the date of the preceding annual meting of shareholders. The notice must set forth certain information concerning such shareholder and all persons or entities acting in concert with the shareholder, including their names, addresses and number of shares owned of record, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, a description of all arrangements or understandings between such shareholder and any other persons in connection with the proposal of such business, a representation that such shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such business before the meeting and such other information regarding the proposal as would be required to be included in a proxy statement filed with the SEC. The Chairman of the meeting may determine that particular items of business were not properly brought before the annual meeting in accordance with the Bylaws, in which case any such business shall not be transacted.

A shareholder proponent must be a shareholder of the Company both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting. Any such notice must be given to the Secretary of the Company, whose address is One Convenience Blvd., Ankeny, Iowa 50021-0845. Any shareholder desiring a copy of the Bylaws will be furnished a copy without charge upon written request of the Secretary. The time limits described above also apply in determining whether notice is timely for purposes of Rule 14a-4(c)(1) under the Securities Exchange Act of 1934 relating to exercise of discretionary voting authority, and are separate and apart from, and in addition to, the SEC requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement for an annual meeting.

OTHER MATTERS

So far as the Board of Directors and the management of the Company are aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such other matters.

By Order of the Board of Directors,

John G. Harmon

Senior Vice President and Secretary

August 6, 2004

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTPAID ENVELOPE.

APPENDIX A

CHARTER OF THE

AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF CASEY’S GENERAL STORES, INC.

The Audit Committee is appointed by the Board of Directors (the “Board”) to assist the Board in monitoring (1) the integrity of the financial reporting processes and systems of internal accounting and financial controls of the Company; (2) the independent auditor’s qualifications and independence; (3) the performance of the Company’s internal and independent auditors; and (4) the compliance by the Company with applicable legal and regulatory requirements.

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ, Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”).

The Audit Committee shall meet as often as it determines necessary or desirable, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Authority and Responsibilities

The Audit Committee shall be directly responsible for the appointment, termination, compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all audit and any permitted non-audit services provided to the Company by the independent auditors and the fees to be paid for those services. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of certain audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other permitted services and to any consultants engaged by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee shall:

1. Review and discuss with management and the independent auditor the annual audited and quarterly financial statements, including disclosures made in management’s discussion and analysis, earnings press releases and any earnings guidance provided to analysts and rating agencies, prior to the release of quarterly and annual earnings results.

2. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles and the adequacy of the Company’s internal controls.

3. Review and discuss with the independent auditors:

(i) the scope, planning and staffing of the audit;

(ii) any problems or difficulties encountered in the course of the audit, including any restrictions on the scope of the independent auditors’ activities or on access to requested information and management’s response, and any significant disagreements with management;

(iii) any report by the independent auditor as required by Section 10A of the Exchange Act, including any report related to critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management;

(iv) the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work.

4. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

5. Review any disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

6. Obtain and review a report from the independent auditor at least annually regarding (i) the independent auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditor and the Company.

7. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors.

8. Review and evaluate the lead partner of the independent auditor team and ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

9. Discuss with the independent auditor and management the Company’s internal audit department responsibilities, budget and staffing and any recommended changes in the scope of the internal audit function.

10. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Such procedures may be amended from time to time by the Audit Committee.

11. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

12. Discuss with the Company’s counsel all legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

While the Audit Committee has the responsibilities, duties and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

APPENDIX B

CASEY’S GENERAL STORES, INC.

NOMINATING COMMITTEE CHARTER

A. Purpose and Scope

The primary function of the Nominating Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibilities by reviewing and making recommendations to the Board regarding the Board’s composition and structure, establishing criteria for Board membership and evaluating corporate policies relating to the recruitment of Board members.

B. Composition and Meetings

The Committee shall be comprised of a minimum of three members of the Board, as appointed by the Board, each of whom shall meet the applicable independence requirements promulgated by the Securities and Exchange Commission (the “SEC”) and the National Association of Securities Dealers (“NASD”).

The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair of the Committee is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. A majority of the number of Committee members shall constitute a quorum for the transaction of business.

The Committee shall meet as often as necessary, but at least once each year, to enable it to fulfill its responsibilities and duties as set forth herein. The Committee shall report its actions to the Board and keep written minutes of its meetings, which shall be recorded and filed with the books and records of the Company.

C. Responsibilities and Duties

To fulfill its responsibilities and duties the Committee shall:

1. Evaluate the current composition, size and organization of the Board and its committees in light of requirements established by the SEC and NASD or any other applicable statute, rule or regulation, and make recommendations regarding the foregoing to the Board for approval.

2. Ensure that the Board is comprised of members having appropriate qualifications, expertise, skills, attributes and personal and professional backgrounds for service as a director of the Company, as determined by the Committee.

3. Evaluate and recommend to the Board the appointment of Board committee members.

4. Establish the minimum qualifications, qualities and skills that the Committee believes must be met by a Committee-recommended nominee for a position on the Board. Said criteria are set forth on Exhibit A hereto.

5. Establish a policy with regard to the consideration of any director candidates recommended by shareholders, and the procedures to be followed by shareholders in submitting such recommendations.

6. Establish a process for identifying and evaluating nominees for director, including the nominees recommended by a shareholder.

7. Make recommendations to the Board regarding the appropriateness of members of the Board standing for reelection.

8. Review and recommend to the Board an appropriate course of action upon the resignation of current Board members, or any planned expansion of the Board, and review the qualifications, experience and fitness for service on the Board of any potential new members of the Board.

9. Recommend to the Board a slate of nominees for election to the Board.

10. Have the sole authority (but not necessarily the obligation) to retain and terminate a search firm to be used to identify director candidates and have sole authority to approve the search firm’s fees and other retention terms.

11. Have authority to obtain advice and assistance from internal or external legal, financial or other advisors.

12. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually, and recommend any modifications to this Charter if and when appropriate to the Board for its approval.

BOARD MEMBERSHIP CRITERIA

Composition

Since the Board depends both on (i) the character, judgment, objectivity and diverse experience of its individual Directors and (ii) their collective strengths, the Board should be composed of:

1. Directors chosen with a view to bringing to the Board a variety of experience and backgrounds.

2. Directors who have high level managerial experience in a relatively complex organization or are accustomed to dealing with complex problems.

3. Directors who will represent the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies, while also taking into consideration in assessing the overall composition and needs of the Board.

4. A majority of the Board’s directors shall be independent directors under the criteria for independence required by the SEC and NASD.

Selection Criteria—Outside Directors

In considering possible candidates for election as an outside director, the Nominating Committee and other Directors should be guided by the foregoing general guidelines and by the following criteria:

1. Each director should be an individual of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy-setting and a reputation for working constructively with others.

2. Each director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director.

3. Each director should be free of any conflict of interest which would interfere with the proper performance of the responsibilities of a director.

PROXY

CASEY’S GENERAL STORES, INC.

ONE CONVENIENCE BOULEVARD

ANKENY, IOWA 50021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ronald M. Lamb and John G. Harmon as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Casey’s General Stores, Inc. held of record by the undersigned on July 28, 2004 at the Annual Meeting of shareholders to be held on September 17, 2004, or any adjournment thereof.

1. PROPOSAL 1—ELECTION OF DIRECTORS

☐	FOR ALL NOMINEES LISTED BELOW

    (except as marked to the contrary below).

☐	WITHHOLD AUTHORITY to vote for all nominees below.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.)

☐ Donald F.Lamberti	☐ Ronald M. Lamb

☐ John G. Harmon	☐ John R. Fitzgibbon

☐ Kenneth H. Haynie	☐ Patricia Clare Sullivan

☐ Jack P. Taylor	☐ William C. Kimball

☐ Johnny Danos

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(To be signed on the other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

DATED:	, 2004

Signature

Signature if held jointly

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTION CARD

CASEY’S GENERAL STORES, INC.

ONE CONVENIENCE BOULEVARD

ANKENY, IOWA 50021

                 .

INSTRUCTIONS TO:	Delaware Charter Guarantee & Trust Company, as Trustee of the Casey’s General Stores 401(k) Plan (the “KSOP”)

I hereby direct that the voting rights pertaining to all shares of Common Stock of Casey’s General Stores, Inc. held by the Trustee and allocated to my account in the KSOP shall be exercised at the Annual Meeting of the shareholders of Casey’s General Stores, Inc. to be held on September 17, 2004, or at any adjournment of such meeting, in accordance with the instructions below, in voting upon the election of Directors, and on any other business that may properly come before the meeting.

1. PROPOSAL 1—ELECTION OF DIRECTORS

FOR ALL NOMINEES LISTED BELOW

(except as marked to the contrary below).

WITHHOLD AUTHORITY to vote for all nominees below.

(INSTRUCTIONS:	To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.)

☐ Donald F. Lamberti	☐ Ronald M. Lamb

☐ John G. Harmon	☐ John R. Fitzgibbon

☐ Kenneth H. Haynie	☐ Patricia Clare Sullivan

☐ Jack P. Taylor	☐ William C. Kimball

☐ Johnny Danos

2. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

(To be signed on the other side)

CASEY’S GENERAL STORES 401(K) PLAN

You are entitled to direct the voting of the total number of shares of Common Stock of Casey’s General Stores, Inc. allocated to your account in the KSOP through July 28, 2004, the record date for voting at the September 17, 2004 Annual Meeting of shareholders, if your completed and signed Instruction Card is received by the Trustee no later than September 15, 2004. If your voting instructions are not timely received by the Trustee, the shares allocated to your account and the other shares held by the Trustee for which no instructions were timely received will be voted by the Trustee in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely instructions.

DATED:	, 2004

Participant’s Signature
(Please sign exactly as your name appears)

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.